Exhibit 1.1

SILENCE THERAPEUTICS PLC

AMERICAN DEPOSITARY SHARES OF THE COMPANY, EACH

REPRESENTING THREE ORDINARY SHARES, NOMINAL VALUE £0.05 PER

SHARE

UNDERWRITING AGREEMENT

August 11, 2022

August 11, 2022

To the Managers named in Schedule I hereto

    for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Silence Therapeutics plc, a public limited company incorporated under the laws of England and Wales with registered number 02992058 (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”) and William Blair & Company, L.L.C. (“William Blair”) are acting as managers (the “Managers”), the number of its American Depositary Shares (the “ADSs”), each representing three ordinary shares, nominal value £0.05 per share in the capital of the Company (the “Ordinary Shares”) set forth in Schedule I hereto (the “Offered ADSs”). The ADSs of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “ADSs.” If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The ADSs may be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a deposit agreement, dated as of September 4, 2020, (the “Deposit Agreement”), by and among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all holders and beneficial holders of the ADSs issued thereunder. The Company shall, following purchase by the Managers of the Offered ADSs, deposit, on behalf of the Managers, the Ordinary Shares represented by such Offered ADSs (the “Underlying Shares”) with the Depositary, acting through an office located in the United Kingdom, as custodian for the Depositary (the “Custodian”), pursuant to which the Depositary (or the Custodian acting on behalf of the Depositary) shall deliver the Offered ADSs (or ADRs evidencing the Offered ADSs) to the Managers.

References in this Agreement to (1) the Company issuing and selling ADSs to the Underwriters, and similar or analogous expressions, shall be understood to include references to the Company allotting and issuing the new Ordinary Shares underlying those ADSs to the Custodian and procuring the issue of ADSs representing such Ordinary Shares by the Depositary or its nominee to the Underwriters and (2) the purchase of, or payment for, any ADSs, and similar or analogous expressions, shall be understood to refer to the subscription for the Ordinary Shares underlying those ADSs, as well as the deposit of the Ordinary Shares for ADSs representing such Ordinary Shares, and the payment of the subscription moneys in respect of such Ordinary Shares.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (the file number of which is set forth in Schedule I hereto), including a preliminary prospectus, relating to the securities (the “Shelf Securities”), including the Offered ADSs, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated October 22, 2021, as amended in the form first used to confirm sales of the Offered ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Offered ADSs in the form first used to confirm sales of the Offered ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. At the time the Registration Statement was declared effective and at the time of the Company’s most recent annual report on Form 20-F, or other applicable form, was filed with the Commission, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act.

(b) Registration Statement and Prospectus. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Offered ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain as of its date and as of the Closing Date (as defined in Section 5) any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(c) ADS Registration Statement. The Company and the Depositary have filed with the Commission a registration statement on Form F-6 (No. 333-248217) covering the registration of the ADSs under the Securities Act. The registration statements relating to the ADSs are hereinafter referred to as the “ADS Registration Statement.” The ADS Registration Statement has (i) been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations thereunder, (ii) been properly filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of the ADS Registration Statement have been delivered by the Company to the Managers. The Commission has not issued any order suspending the effectiveness of the ADS Registration Statement, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The ADS Registration Statement, at

the time it became effective under the Securities Act, (i) conformed in all respects to the requirements of the Securities Act and the rules and regulations thereunder and (ii) did not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Offered ADSs pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, as of the date of such filing, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the Free Writing Prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Managers before first use, the Company has not prepared, used or referred to, and will not, without the Managers’ prior consent, prepare, use or refer to, any Free Writing Prospectus.

(e) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus, at the time they were or hereafter are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Time of Sale Prospectus, at the time the Registration Statement, the ADS Registration Statement and any amendments thereto become effective and at the time of sale, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(f) Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Rule 12b-2 under the Exchange Act (an “Emerging Growth Company”). The Company agrees to notify the Managers as soon as practicable, but no later than 10 calendar days, if it ceases to be an Emerging Growth Company during the Agency Period.

(g) Statistical and Market-Related Data. All statistical, demographic, industry and market-related data included in the Time of Sale Prospectus are based on or derived from sources that the Company believes to be reliable and accurate. To the extent required, the Company has obtained the written consent for the use of such data from such sources.

(h) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d 15 under the Exchange Act), which (i) comply with the applicable requirements of the Nasdaq, (ii) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (iii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iv) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(i) This Agreement. The Company has the corporate power to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms.

(j) Authorization and Description of Ordinary Shares. As of the date of this Agreement and on the Closing Date, the Company and its directors will have the power and authority to allot and issue the Underlying Shares to be delivered on the Closing Date pursuant to this Agreement without further sanction or consent by any securityholder of the Company (including under section 551 of the U.K. Companies Act 2006 (the “CA 2006”) and, when the Underlying Shares are issued and allotted by the Company to the Custodian (or its nominee) and the Offered ADSs are issued and delivered pursuant to the Deposit Agreement against payment of the consideration therefor, those Offered ADSs (and the Underlying Shares) will be validly allotted and issued and fully paid without any encumbrance or call for payment of further capital; and on the Closing Date, the issuance of the Underlying Shares will not be subject to the preemptive or other similar rights of any securityholder of the Company (including under section 561 of the CA 2006), or any such rights will have been validly waived or disapplied. Except as otherwise described in the Registration Statement, Time of Sale Prospectus or the Prospectus, the Underlying Shares will rank equally in all respects with the existing Ordinary Shares. The Ordinary Shares will conform to all statements relating thereto contained or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. Upon the delivery to the Custodian of the Underlying Shares, the Depositary will, subject to the terms of the Deposit Agreement, acquire good, marketable and valid title to such Underlying Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances.

(k) Registration Rights or Other Similar Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus and have been validly waived.

(l) No Material Adverse Changes. Except as otherwise disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, Time of Sale Prospectus and the Prospectus: (A) there has been no material adverse change, or any development that would be reasonably expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or affairs or business prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), or the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein, whether or not arising in the ordinary course of business a “Material Adverse Change” or “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business, (C) there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company or any of its Subsidiaries, (C) there have been no material losses or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the Time of Sale Prospectus, (E) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of share capital, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of share capital, and (F) there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, except where such proceedings would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(m) Transfer Taxes. No stamp duty, stamp duty reserve, issuance, registration, documentary, transfer or other similar taxes or duties (“Transfer Taxes”) are payable in the United Kingdom by or on behalf of the Underwriters in connection with (i) the issuance and/or delivery of the Underlying Shares and/or the Offered ADSs (or ADRs evidencing the Offered ADSs) in each case in accordance with the terms of this Agreement and the Deposit Agreement; (ii) the sale (including the agreement for sale) or delivery of the Offered ADSs (or ADRs evidencing the Offered ADSs) to or for the account of the Underwriters in the manner contemplated by this Agreement and the Deposit Agreement; (iii) the sale (including the agreement for sale) or delivery by the Underwriters of the Offered ADSs (or ADRs evidencing the Offered ADSs) through the facilities of the Depository Trust Company to or for the account of the initial purchasers thereof in the manner contemplated by this Agreement and the Deposit Agreement; and (iv) the execution and delivery of this Agreement or the Deposit Agreement.

(n) Dividends and Distributions. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no approvals are currently required in England and Wales for the Company to pay dividends or other distributions declared by the Company to the holders of the Ordinary Shares. Any amount payable with respect to the Ordinary Shares and upon liquidation of the Company or upon redemption thereof and all dividends and other distributions declared and payable on the Ordinary Shares may under applicable English law and regulations be paid to the Depositary in pounds sterling and may be converted into foreign currency that may be freely transferred out of the United Kingdom in accordance with the Deposit Agreement, no such payments are subject to any withholding taxes under the current laws and regulations of the United Kingdom, and each such payment may be made without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivision thereof or therein. Except as disclosed in the Time of Sale Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(o) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act. The Company agrees to notify the Managers as soon as practicable upon the Company ceasing to be a Foreign Private Issuer.

(p) Passive Foreign Investment Company. Based on the Company’s current estimates and certain assumptions with respect to the characterization of its gross income and its gross assets, and the nature of its business and its current business plan, the Company does not believe it was a “passive foreign investment company” (as defined in Section 1297 of the U.S. Internal Revenue Code, as amended, and the regulations and published regulations thereunder) for its taxable year ended December 31, 2021.

(q) Shell Company. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company at any time during the twelve calendar months prior to the date hereof.

(r) Independent Accountants. PricewaterhouseCoopers LLP, which has certified the Company’s audited financial statements (which term as used in this Agreement includes the related notes thereto) incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus (i) is an independent registered public accounting firm as required by, and delivered its report thereon in compliance with, the Securities Act and the rules of the Public Company Accounting Oversight Board (United States) (“PCAOB”), (ii) is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) is a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(s) Financial Statements. The consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Time of Sale Prospectus, together with the related notes, comply as to form in all material respects with Regulation S-X under the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved except as may be expressly stated in the related notes thereto. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are

based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, Time of Sale Prospectus or the Prospectus. The financial data set forth in each of the Registration Statement, Time of Sale Prospectus and the Prospectus under the caption “Capitalization” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of, or incorporated by reference in, the Registration Statement, Time of Sale Prospectus and the Prospectus.

(t) Compliance with the Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(u) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a public limited company under the laws of England and Wales and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (to the extent such concept applies) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Subsidiaries. Each Subsidiary has been duly incorporated or organized and is validly existing in good standing (or their jurisdictional equivalent and to the extent such concept applies) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept applies) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, all of the issued and outstanding share capital or capital stock or other equity ownership interests (as applicable) of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent such concept applies) and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim or equity of any third party. The constitutive or organizational documents of each Subsidiary comply with the requirements of applicable laws of its jurisdiction of incorporation and are in full force and effect. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The only Subsidiaries of the Company are the entities listed on Exhibit 8.1 to the Company’s most recent Annual Report on Form 20-F, as filed with the Commission, for its most recently completed fiscal year.

(w) Capitalization. (i) The issued and outstanding share capital of the Company is as set forth or incorporated in the Registration Statement, Time of Sale Prospectus and the Prospectus. The issued and outstanding Ordinary Shares of the Company have been duly authorized and are validly issued and fully paid and no further contribution of capital in respect of such Ordinary Shares will be required to be made to the Company by the holders of such shares by reason solely of them being such holders, and have been issued and in compliance with all applicable securities law (including pursuant to section 549 and 561 of CA 2006) and were issued free of any liens, encumbrances, rights of first refusal, pre-emptive or other similar rights or restrictions on transfer, save for any rights of pre-emption under the CA 2006 that were duly waived or disapplied, and have been issued in compliance with the Company’s articles of association and applicable law. The issued and outstanding ADSs have been duly authorized and are validly issued. (ii) The Underlying Shares may be issued to the Custodian or its nominee against payment therefor to the Company following which the Depositary will issue the Offered ADSs (or ADRs evidencing the Offered ADSs) against the deposit of the Underlying Shares (or ADRs evidencing the Offered ADSs) and at the time of issue such issuance of Underlying Shares will be within all authorizations of the directors and/or shareholders of the Company (as appropriate) for the issuance of Ordinary Shares under the CA 2006. Upon due issuance by the Depositary of the Offered ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Offered ADSs will be duly and validly issued and the persons in whose names the Offered

ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement. Except as disclosed in the Registration Statement, the allotment and issue of the Underlying Shares in the form of ADSs by the Company and the deposit of the Underlying Shares with the Custodian or its nominee and the issuance of the Offered ADSs evidencing such Underlying Shares as contemplated by this Agreement and the Deposit Agreement will not trigger any anti-dilution or preemptive or similar rights of any holder of any Ordinary Shares or ADSs, securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or options, warrants or other rights to purchase Ordinary Shares or ADSs, save for any rights of preemption under the CA 2006 that will, at the time of allotment of the Underlying Shares, have been validly waived or disapplied. The Deposit Agreement and the ADRs evidencing ADSs (if any) or ADSs conform to each description thereof in the Registration Statement, Time of Sale Prospectus and the Prospectus. Each holder of ADSs and, to the extent applicable, ADRs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as a representative of the holders of the ADSs and ADRs, as applicable, in a direct suit, action or proceeding against the Company. (iii) There are no authorized or outstanding options, warrants, preemptive rights (other than pre-emption rights provided for under the CA 2006), rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable (including contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance) for any class of shares of the Company or its Subsidiaries other than those described in the Registration Statement, Time of Sale Prospectus and the Prospectus. The descriptions of the Company’s share option, share bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(x) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and public policy considerations and subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the Offered ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Offered ADSs will be duly and validly issued, and the persons in whose names the Offered ADSs are registered will be entitled to the rights specified therein, respectively, and in the Deposit Agreement; and the Deposit Agreement and the Offered ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, Time of Sale Prospectus and the Prospectus. There has been no change in the Company’s agreement with the Depositary in connection with any pre-release of the Offered ADSs and no such change is currently contemplated.

(y) Absence of Violations, Defaults and Conflicts. Neither the Company nor any Subsidiary is (A) in violation of its articles of association, charter, by-laws or similar constitutive or organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which either of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), or (D) in violation of the Nasdaq Stock Market Listing Rules (including, where applicable, any guidance notes published by the Nasdaq Stock Market LLC from time to time that apply to the Company), except in the case of each of (B) and (C) above, for such defaults or violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of this Agreement and the performance of the Deposit Agreement and the consummation of the transactions contemplated herein or therein and in the Registration Statement, Time of Sale Prospectus and the Prospectus (including the allotment and issuance of the Underlying Shares and Offered ADSs and deposit with the Custodian or its nominee of the Underlying Shares and the use of the proceeds from the sale of the Offered ADSs as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action by the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Change), nor will such action result in any violation of the provisions of the articles of association, charter, by-laws or similar constitutive or organizational document of the Company or its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Subsidiaries.

(z) Stock Exchange Listing. The ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Nasdaq Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing. The Company is in compliance with all applicable listing requirements of the Nasdaq Global Market.

(aa) No Material Actions or Proceedings. Except as otherwise disclosed in the Time of Sale Prospectus, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which would be expected, individually or in the aggregate, to result in a Material Adverse Change.

(bb) Absence of Labor Dispute. No labor dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Change.

(cc) Absence of Monitoring Agreements. Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(dd) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, allotment or issuance of the Offered ADSs or the issuance and deposit with the Custodian or its nominee of the Underlying Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of the Nasdaq Global Market, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and such as may be required under the blue sky laws of any jurisdiction or the CA 2006 in connection with the purchase and distribution of the Offered ADSs by the Managers in the manner contemplated herein and in the Time of Sale Prospectus. Without limitation, the Company has not, directly or indirectly, without giving effect to activities by the Managers, caused the Offered ADSs to be, and will not cause them to be, the subject of an offer to the public in the United Kingdom for the purposes of section 85(1) of the United Kingdom Financial Services and Markets Act 2000 (as amended) (“FSMA”) and no invitation or inducement to acquire them has been or will be made by the Company, directly or indirectly, without giving effect to activities of the Managers, which would be prohibited by section 21 of FSMA.

(ee) FINRA Matters. All of the information provided to the Managers or to counsel for the Managers by the Company, its counsel, or to the Company’s knowledge, by the Company’s officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Offered ADSs for purposes of the Managers’ filings with FINRA is true, complete and correct and compliant with FINRA rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.

(ff) Possession of Licenses and Permits. The Company and each of its Subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate U.S. or non-U.S. governmental authorities of competent jurisdiction that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, Time of Sale Prospectus and the Prospectus (collectively, the “Governmental Permits”). The Company and its Subsidiaries are in compliance with all such Governmental Permits, and all such Governmental Permits are valid and in full force and effect. Neither the Company nor any Subsidiary has received written notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no knowledge that any such Governmental Permit requiring renewal will not be renewed. The Company and each of its Subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable laws or Governmental Permits, and all such material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were materially corrected or supplemented by a subsequent submission). To the knowledge of the Company, the manufacturing facilities and operations of the suppliers of the Company and each of its Subsidiaries are operated in compliance with all applicable statutes, rules, regulations and policies of the U.S. Food and Drug Administration (the “FDA”) and comparable drug regulatory agencies outside of the United States to which they are subject including but not limited to the European Medicines Agency (“EMA”) (collectively, the “Regulatory Authorities”). None of the product candidates of the Company or its Subsidiaries have received marketing approval from any Regulatory Authority.

(gg) Company Studies and Trials. The preclinical studies and clinical trials conducted by or on behalf of the Company and its Subsidiaries that are described in or incorporated by reference in the Time of Sale Prospectus or the results of which are referred to or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, as applicable, (collectively, the “Company Studies and Trials”) were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Company Studies and Trials and pursuant to accepted professional scientific standards and all applicable laws, including the rules and regulations of the applicable Regulatory Authorities; the descriptions of the results of the Company Studies and Trials contained in the Registration Statement, Time of Sale Prospectus and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies and trials; except to the extent disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company has no knowledge of any other studies or trials not described in the Time of Sale Prospectus, the results of which materially call into question the results described or referred to in the Time of Sale Prospectus when viewed in the context in which such results are described and the clinical stage of development; except to the extent disclosed in the Registration Statement and the Time of Sale Prospectus, the Company has not received any written notices or correspondence from the FDA, the EMA or comparable U.S. or non-U.S. governmental authorities of competent jurisdiction requiring the termination, suspension or material modification of any Company Studies and Trials, and, to the Company’s knowledge, there are no reasonable grounds for same.

(hh) Relationships. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement, Time of Sale Prospectus or the Prospectus which have not been described as required.

(ii) Title to Properties. The Company and its Subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(s) above (or elsewhere in the Registration Statement, Time of Sale Prospectus or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or of its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiaries.

(jj) Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Offered ADSs or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, Time of Sale Prospectus or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(kk) No Stabilization. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(ll) Intellectual Property. The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Company Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement, Time of Sale Prospectus and the Prospectus to be conducted. Except as otherwise described in the Registration Statement, Time of Sale Prospectus and the Prospectus, (a) to the Company’s knowledge, there are no rights of third parties to any Company Intellectual Property, including no liens, security interests or other encumbrances; (b) to the Company’s knowledge, there is no material infringement by third parties of any Company Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding, or claim; (d) Company Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property, including interferences, oppositions, reexaminations, or government proceedings, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding, or claim; (f) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and, except as would not reasonably be expected to have a Material Adverse Change, the Company is aware of no factual basis for any such action, suit, proceeding, or claim; and (g) all prior art of which the Company is aware that may be material to the validity of a U.S. patent or to the patentability of a U.S. patent application has been disclosed to the U.S. Patent and Trademark Office, and all such prior art has been disclosed to the patent office of other jurisdictions where required. All licenses to which the Company is a party relating to Company Intellectual Property are in full force and effect and the Company is not in violation of any term of such license.

(mm) Compliance with Health Care Laws. The Company and each of its Subsidiaries (i) is and at all times has been in compliance in all material respects with all applicable Health Care Laws, rules and regulations in the United States or any other jurisdiction, including, without limitation the Federal Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.), all applicable federal, state, local and foreign civil and criminal laws relating to health care fraud and abuse, including but not limited to the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), criminal false statements (42 U.S.C. §1320a-7b(a)), the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the exclusions law (42 U.S.C. § 1320a-7), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil monetary penalties law (42 U.S.C. §1320a-7a), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”) (42 U.S.C. §§ 17921 et seq.), the Patient Protection and Affordable Care Act (Pub. Law 111-148), as amended by the Health Care and Education Affordability Reconciliation Act of 2010 (Pub. Law 111-152), the regulations promulgated pursuant to such laws, and any successor government programs and comparable state laws, regulations relating to Good Clinical Practices and Good Laboratory Practices, and all other local, state, federal, national, supranational and foreign laws applicable to the regulation of the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by or for the Company (collectively, the “Health Care Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter, or other correspondence or notice from the FDA or any other correspondence or notice from any other Regulatory Authority or Governmental Entity or third party alleging or asserting noncompliance with any Health Care Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such applicable laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any Governmental Entity or third party alleging that any product operation or activity is in violation of any Health Care Laws or Authorizations and has no knowledge that the FDA or any Governmental Entity or third party is considering any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action; (v) has not received any notice that the FDA or any Governmental Entity or third party has taken, is taking or intends to take, action to limit, suspend, materially modify or revoke any Authorizations and has no knowledge that the FDA or any Governmental Entity or third party is considering any such limitation, suspension, modification or revocation; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in material respects (or were corrected or supplemented by a subsequent submission); and (vii) has not, nor have any of its shareholders with more than five (5) percent interest, officers, directors or employees been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or subject to a governmental inquiry, investigation, proceeding, or other any other action that would reasonably be expected to result in debarment, suspension, or exclusion.

(nn) Compliance with Environmental Laws. Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and except as would not be expected, individually or in the aggregate, to result in a Material Adverse Change; (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(oo) ERISA Compliance. Except as otherwise disclosed in the Time of Sale Prospectus, the Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder

(collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(pp) Payment of Taxes. All tax returns of the Company and its Subsidiaries have been timely filed (to the extent that such tax returns are required by law to have been so filed as at the date hereof, taking into account any properly requested extensions) pursuant to applicable U.S. or non-U.S. (including United Kingdom), state, local or other law, except insofar as the failure to file such tax returns or request such extensions would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries have timely paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except (i) as are being contested in good faith and as to which adequate reserves have been established by the Company or its Subsidiary (as applicable) in conformity with IFRS or other applicable accounting principles or (ii) insofar as the failure to pay would not, individually or in the aggregate, result in a Material Adverse Effect.

(qq) Insurance. Except as disclosed in the Registration Statement, Time of Sale Prospectus or the Prospectus, the Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained and are customary and prudent by companies of established repute and similar size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(rr) Foreign Corrupt Practices Act. Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries nor any director, officer, or employee of the Company or any of its Subsidiaries, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its Subsidiaries have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ss) Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(tt) Sanctions. Neither the Company nor any of its Subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Russia, Syria and the Crimea, Luhansk and Donetsk regions of Ukraine; and the Company will not directly or knowingly indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other Person, for the purpose of financing the activities of or business with any Person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions prohibiting such financing or in any other manner that will result in a violation by any Person (including any Person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions prohibiting such dealing or transaction.

(uu) Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 (the “GDPR”) and the GDPR as it forms part of domestic law in the United Kingdom by virtue of section 3 of the European Union (Withdrawal) Act 2018; (iv) any information which would qualify as “protected health information” under HIPAA, as amended by HITECH; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have, to the knowledge of the Company, been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(vv) Lending Relationship. Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other material relationship with any banking or lending affiliate of the Managers and (ii) does not intend to use any of the proceeds from the sale of the Offered ADSs to repay any outstanding debt owed to any affiliate of any Managers.

(ww) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that would cause actual results to differ materially from those in such forward-looking statement.

(xx) No Rated Securities. The Company has no debt securities or preferred shares that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act).

(yy) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with the Privacy Laws and, to the extent applicable HIPAA. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place and take appropriate steps to comply with policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by the Privacy Laws and none of such disclosures have, to the knowledge of the Company, been inaccurate or in violation of the Privacy Laws in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or of any actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(zz) No Broker Fees. Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or the Managers for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Offered ADSs contemplated hereby.

(aaa) Listing Approval. The ADSs have been approved for listing on the Nasdaq Global Market, subject only to notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(bbb) Corporate Governance. The Company is in compliance with Nasdaq Stock Market Continued Listing Rules, as amended from time to time (as applicable to the Company) or the Company has submitted to Nasdaq a written statement from an independent counsel in its country of organization certifying that the Company’s practices are not prohibited by the law of its country of organization.

(ccc) No Public Offering in European Economic Area or the United Kingdom. The Company has not made and will not make an offer to the public of the Underlying Shares in any member state of the European Economic Area or the United Kingdom.

(ddd) Valid Choice of Laws. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and will be recognized by courts in England and Wales except as may be limited by general principles of equity and except where to do so would be inconsistent with or overridden by the Regulation (EC) No 593/2008 on the Law Applicable to Contractual Obligations (Rome I) (as it forms part of English domestic law pursuant to European Union (Withdrawal) Act 2018). The Company has the corporate power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus or the offering of the Offered ADSs in any Specified Court and service of process effected on such authorized agent will be effective to notify the Company of any action under this Agreement.

(eee) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Offered ADSs in such court, and service of process effected on such authorized agent will be effective to confer valid jurisdiction over the Company as provided in Section 13 hereof.

(fff) No Sovereign Immunity. Neither the Company nor any of its Subsidiaries nor any of their respective properties, assets or revenues enjoy any rights of immunity from any legal proceedings (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) or the execution of judgement or other attachment in England and Wales, pursuant to the State Immunity Act 1978, or the United States, pursuant to the Foreign Sovereign Immunities Act 1976, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement or the Offered ADSs. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 13 of this Agreement.

(ggg) Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a Specified Court having jurisdiction under its own domestic laws and recognized by the English courts as having jurisdiction (according to English conflicts of laws principles and rules of English private international law at the time when proceedings were initiated) to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of England and Wales; provided, however, that the Company may have defenses open to it and enforcement may not be permitted if, among other things, (a) the judgment was obtained by fraud, or in proceedings contrary to natural or substantial justice, or contravenes public policy in England or the Human Rights Act 1998 (or any subordinate legislation made thereunder, to the extent applicable); (b) the judgment is for a sum payable in respect of taxes, or other charges of a like nature or is in respect of a fine or other penalty or otherwise based on a foreign law that an English court considers to relate to a penal, revenue or other public law; (c) the judgment amounts to judgment on a matter previously determined by an English court or conflicts with a judgment on the same matter given by a court other than a Specified Court or was obtained in breach of a jurisdiction or arbitration clause except with the agreement of the defendant or the defendant’s subsequent submission to the jurisdiction of the court; (d) the judgment is given in proceedings brought in breach of an agreement for the settlement of disputes;

(e) the judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained, or is a judgment that is otherwise specified in section 5 of the Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under section 1 of that Act; and (f) enforcement proceedings are not commenced within six years of the date of such judgment.

(hhh) No Immunity from Suit. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under United Kingdom, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any law of the United Kingdom, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 13 of this Agreement.

(iii) Other Underwriting Agreements. Other than the Open Market Sale Agreement SM entered into with Jefferies LLC dated October 15, 2021, the Company is not a party to any agreement with an agent or underwriter for any “at the market” or continuous equity transaction.

(jjj) Proper Form. This Agreement and the Deposit Agreement are each in proper form to be enforceable in England and Wales in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in England and Wales of this Agreement or the Deposit Agreement it is not necessary that this Agreement or the Deposit Agreement, respectively, be filed or recorded with any court or other authority in England and Wales (other than court filings in the ordinary course of proceedings).

(kkk) United States and United Kingdom Tax Considerations. The statements contained in the Time of Sale Prospectus under the headings (i) “Material Tax Considerations—Material U.S. Federal Income Tax Considerations for U.S. Holders” and (ii) “Material Tax Considerations—United Kingdom Taxation,” insofar as such statements purport to summarize matters of U.S. federal income or United Kingdom tax laws (as applicable), fairly present, to the extent required by the Securities Act and the rules and regulations thereunder, in all material respects, such U.S. federal income or

United Kingdom tax laws (as applicable). Any certificate signed by any officer or representative of the Company or any Subsidiary and delivered to the Managers or counsel for the Managers in connection with an issuance of Offered ADSs shall be deemed a representation and warranty by the Company to the Managers as to the matters covered thereby on the date of such certificate.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Offered ADSs set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

3. Public Offering. The Company is advised by Morgan Stanley that the Underwriters propose to make a registered public offering of their respective portions of the Offered ADSs as soon after the Registration Statement and this Agreement have become effective as in Morgan Stanley’s judgment is advisable. The Company is further advised by Morgan Stanley that the Offered ADSs are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Offered ADSs shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by Morgan Stanley. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Offered ADSs shall be registered in such names and in such denominations as Morgan Stanley shall request (such request to have been made not later than one full business day prior to the Closing Date) for the respective accounts of the several Underwriters.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cooley LLP, U.S. counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and its counsel.

(d) The Underwriters shall have received on the Closing Date an opinion of Cooley (UK) LLP, English counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and its counsel.

(e) The Underwriters shall have received on the Closing Date the written legal opinions of Marshall, Gerstein & Borun LLP and Mewburn Ellis LLP, intellectual property counsel to the Company, (a “IP Opinions”) dated the date of delivery, in form and substance reasonably satisfactory to the Underwriters and its counsel.

(f) The Underwriters shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, on or before the date on which the delivery of the Company counsel legal opinion is required pursuant to Section 5(c), with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters; and

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements incorporated by reference in the Prospectus Supplement and certain financial information contained in the Prospectus Supplement; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between Morgan Stanley and certain shareholders, officers and directors of the Company relating to restrictions on sales and certain other dispositions of ADS and Ordinary Shares underlying the ADSs or certain other securities, delivered to Morgan Stanley on or before the date hereof, shall be in full force and effect on the Closing Date.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to Morgan Stanley, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as Morgan Stanley may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to Morgan Stanley a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which Morgan Stanley reasonably objects.

(c) To furnish to Morgan Stanley a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Free Writing Prospectus to which Morgan Stanley reasonably objects.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale

Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Offered ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses Morgan Stanley will furnish to the Company) to which Offered ADSs may have been sold by Morgan Stanley on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Offered ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as Morgan Stanley shall reasonably request, provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval System) to the Company’s security holders and to Morgan Stanley as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement (excluding any Transfer Taxes which shall be dealt with exclusively in accordance with Section 6(l) below and any VAT which shall be dealt with exclusively in accordance with Section 6(m) below), including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Offered ADSs (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered ADSs to the Underwriters, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered ADSs under state securities laws and all expenses in connection with the qualification of the Offered ADSs for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered ADSs by the Financial Industry Regulatory Authority (such fees and expenses of counsel in an aggregate amount not to exceed $15,000), (v) all costs and expenses incident to listing the Offered ADSs on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Offered ADSs, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and, if relevant, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Offered ADSs by them and any advertising expenses connected with any offers they may make.

(j) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify Morgan Stanley and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(k) The Company also covenants with each Underwriter that, without the prior written consent of the Morgan Stanley, it will not, and will not publicly disclose an intention to, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares underlying ADSs or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares underlying ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares underlying ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs or Ordinary Shares underlying ADSs or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any ADSs or Ordinary Shares underlying ADSs or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares underlying ADSs.

(l) The Company shall indemnify and hold the Underwriters harmless against any Transfer Taxes imposed under the laws of England and Wales that are payable by or on behalf of the Underwriters in connection with (i) the execution and delivery of this Agreement, (ii) the issuance and/or delivery of the Offered ADSs in accordance with the terms of this Agreement and the Deposit Agreement, (iii) the sale and delivery of the Offered ADSs (or ADRS evidencing the Offered ADSs) to the Underwriters in accordance with the terms of this Agreement and the Deposit Agreement, or (iv) the sale and delivery of the Offered ADSs (or ADRs evidencing the Offered ADSs) by the Underwriters to the initial purchasers thereof in accordance with the terms of this Agreement and the Deposit Agreement.

(m) If the performance by an Underwriter of any of its obligations under this Agreement shall represent for VAT purposes under any applicable law the making by the Underwriter of any supply of goods or services to the Company (to the extent applicable) and the Underwriter is required by law to account for VAT in respect of such supply, the Company shall pay to the Underwriter, in addition to the amounts otherwise payable by the Company pursuant to this Agreement, an amount equal to the VAT chargeable on any such supply of goods or services provided that the Underwriter has issued the Company with an appropriate and valid VAT invoice in respect of the supply to which the payment relates. Where a sum (a “Relevant Sum”) is paid or reimbursed to an Underwriter pursuant to this Agreement in respect of any cost, expense or other amount and that cost, expense or other amount includes an amount in respect of irrecoverable VAT (the “VAT Element”), then the Company, to the extent applicable, shall, in addition, pay an amount equal to the VAT Element to the Underwriter. For the purposes of this Agreement, “VAT” means value added tax as provided for in the Value Added Tax Act 1994 (“VATA”) and subordinate legislation made under VATA as amended, modified or re-enacted (whether before or after the date of this Agreement) and any similar value added, sales, goods and services, consumption, use or turnover tax whether within the United Kingdom or elsewhere in the world.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a Free Writing Prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through Morgan Stanley consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer Free Writing Prospectus, road show, or the Prospectus or any amendment or supplement thereto it being understood and agreed that the only such information furnished by any Underwriter through the Managers consists of the following information in the Prospectus: the information set forth in the tenth paragraph relating to stabilization, in each case under the caption “Underwriting.”

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered ADSs or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered ADSs (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Offered ADSs set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Offered ADSs they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered ADSs.

9. Termination. The Underwriters may terminate this Agreement by notice given by Morgan Stanley to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in Morgan

Stanley’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in Morgan Stanley’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Offered ADSs set forth opposite their respective names in Schedule II bears to the aggregate number of Offered ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Morgan Stanley may specify, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Offered ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered ADSs and the aggregate number of Offered ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Offered ADSs to be purchased on such date, and arrangements satisfactory to Morgan Stanley and the Company for the purchase of such Offered ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either Morgan Stanley or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement other than by reason of a default by the Underwriters or following termination of this Agreement pursuant to clauses (i), (iii), (iv) or (v) of Section 9, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered ADSs, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered ADSs.

(b) The Company acknowledges that in connection with the offering of the Offered ADSs: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Offered ADSs.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Submission to Jurisdiction; Appointment of Agents for Service.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of the Specified Courts over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Offered ADSs (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints Silence Therapeutics Inc., with offices at 221 River Street, 9th Floor, Hoboken, New Jersey 07030 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

14. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such

Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

15. Taxes. All payments made by the Company under this Agreement (if any) to the Underwriters will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, fees, assessments or governmental charges (other than taxes on net income) of whatever nature unless the Company is or becomes required by law to withhold or deduct such taxes, duties, levies, imposts, fees, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Underwriters of the amounts that would otherwise have been receivable in respect thereof other than to the extent that any withholding or deduction of any present or future taxes or duties is imposed by a jurisdiction as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriter and such jurisdiction).

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

[Remainder of page left intentionally blank; signature page follows]

Very truly yours,

Silence Therapeutics plc

By:	/s/ Rhonda Hellums
Name: Rhonda Hellums
Title: Chief Financial Officer

Accepted as of the date hereof Morgan Stanley & Co. LLC William Blair & Company, L.L.C. Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Kelly McCarthy
Name: Kelly McCarthy
Title: Executive Director

By:	William Blair & Company, L.L.C.

By:	/s/ Steve Maletzky
Name: Steve Maletzky
Title: Managing Director

SCHEDULE I

Managers:

Manager authorized to release lock-up under Section 6:	Morgan Stanley & Co. LLC

Manager authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. LLC

Registration Statement File No.:	333-260265

Time of Sale Prospectus	1. Prospectus dated October 22, 2021 relating to the Shelf Shares 2. Form 6-K dated August 11, 2022 3. Orally communicated pricing information, including price per share and size of offering

Lock-up Restricted Period:	From the date hereof until ninety (90) days after the date hereof, neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of ADSs and, except for ADSs (including the Ordinary Shares underlying the ADSs in the “at the market” offering pursuant to the Sales Agreement, dated as of October 15, 2021, between the Company and Jefferies LLC), which the Company may issue beginning sixty (60) days after the date hereof.

Title of Shares to be purchased:	American Depositary Shares of the Company, each representing three ordinary shares, nominal value £0.05 per share in the capital of the Company

Number of ADSs:	5,950,000

Purchase Price:	$8.93 per ADS

Initial Public Offering Price	$9.50 per ADS

Closing Date and Time:	August 16, 2022, 8:00 a.m.

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Closing Location:	Goodwin Procter LLP 620 8th Ave New York, NY 10018

Address for Notices to Underwriters:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Equity Syndicate Desk

With a copy to Legal Department

William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, Illinois 60606

Attention: Equity Capital Markets

with a copy, which shall not constitute notice, to:

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Attention: Benjamin Marsh

Email: BenjaminMarsh@goodwinlaw.com

Address for Notices to the Company:

Silence Therapeutics

72 Hammersmith Road

London W14 8TH

United Kingdom

Attention: Craig Tooman

Email: c.tooman@silence-therapeutics.com

with a copy to

LEGAL@silence-therapeutics.com

with a copy, which shall not constitute notice, to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Josh Kaufman and Nicolas Dumont

Email: josh.kaufman@cooley.com and ndumont@cooley.com

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SCHEDULE II

Underwriter	Number of Offered ADSs To Be Purchased
Morgan Stanley & Co. LLC	4,165,000
William Blair & Company, L.L.C.	1,785,000

Total:	5,950,000

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FORM OF LOCK-UP AGREEMENT

[•], 2022

Morgan Stanley & Co. LLC

William Blair & Company, L.L.C.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o William Blair & Company, L.L.C.

150 N. Riverside Plaza

Chicago, IL 60606

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and William Blair & Company, L.L.C. (“William Blair”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Silence Therapeutics plc, a public limited company incorporated under the laws of England and Wales with registered number 02992058 (the “Company”), providing for the offering (the “Offering”) by the several Underwriters, including Morgan Stanley and William Blair (the “Underwriters”), of [___] (“the Offered ADSs”) American Depositary Shares of the Company (the “ADSs”), each representing three ordinary shares, nominal value £0.05 per share in the capital of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 90 days1 after the date of the final prospectus (the “Restricted Period”) relating to the Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares underlying ADSs beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares underlying ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares

[1]	Note to Draft: This will be 90 days for the Company, except for use of ATM after 60 days.

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underlying ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs or Ordinary Shares underlying ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to ADSs or Ordinary Shares underlying ADSs or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of ADSs or Ordinary Shares underlying ADSs or other securities acquired in such open market transactions, (b) transfers of ADSs or Ordinary Shares underlying ADSs or any security convertible into ADSs or Ordinary Shares underlying ADSs as a bona fide gift or charitable contribution, (c) by will or intestacy or to any immediate family or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or any immediate family, (d) distributions of ADSs or Ordinary Shares underlying ADSs or any security convertible into ADSs or Ordinary Shares underlying ADSs to limited partners or stockholders of the undersigned, (e) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), (i) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of ADSs, shall be required or shall be voluntarily made during the Restricted Period, (f) transfers of ADSs or Ordinary Shares by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement; provided that (i) any filing made during the Restricted Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this clause (f) and (B) no securities were sold by the undersigned, and (ii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Restricted Period, (g) the transfer or disposition of ADSs or Ordinary Shares underlying ADSs or any other securities, or sales or disposition of ADSs or Ordinary Shares underlying ADSs to the Company, solely upon a vesting or settlement event of the Company’s securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis, in each case pursuant to any equity incentive plan of the Company described in the Prospectus and to the extent permitted by the instruments representing such options outstanding as of the date of the Prospectus (any transfer to the Company to be solely for the payment of taxes as a result of such transaction), provided that (i) the ADSs or Ordinary Shares underlying ADSs received upon exercise or settlement of the option are subject to the terms of this letter and (ii) no public disclosure or filing shall be voluntarily made during the Restricted Period, (h) transfers to the Company in connection with the repurchase of ADSs or Ordinary Shares underlying ADSs in connection with the termination of the undersigned’s employment with the Company pursuant to contractual agreements with the Company as in effect as of the date of the Prospectus, provided that no public disclosure or filing shall be required or shall be voluntarily made during the Restricted Period, (i) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares underlying ADSs , provided that (i) such plan does not provide for the transfer of

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Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period, or (j) transfers pursuant to a bona fide third-party tender offer for ADSs or Ordinary Shares underlying ADSs of the Company, merger, consolidation or other similar transaction approved by the Company’s Board of Directors and made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of ADSs or Ordinary Shares underlying ADSs or other such securities in connection with such transaction, or vote any ADSs or Ordinary Shares underlying ADSs or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

For purposes of this agreement, (i) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and anyone who shares the undersigned’s home, and (ii) “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of greater than 50% of the total voting power of the voting stock of the Company.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Offered ADSs and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Offered ADSs at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

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Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

The undersigned understands that, if (i) the Underwriters, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the prospectus related to the Offering is withdrawn prior to the execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before September 30, 2022, then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this agreement.

[Signature page follows]

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Very truly yours,

(Name)

(Address) [1]

[1]	Modify signature block for legal entities.

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